Exhibit 5

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

July 3, 2019

National Research Corporation 1245 Q Street Lincoln, Nebraska 68508

Ladies and Gentlemen:

We have acted as counsel for National Research Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement and the Prospectus relate to the resale from time to time by the selling shareholders named therein of up to 14,524,566 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the manner set forth in the Prospectus.

In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) the Amended and Restated Articles of Incorporation of the Company, as currently in effect; (c) the By-Laws of the Company, as amended to date; (d) resolutions of the Company’s Board of Directors relating to the filing of the Registration Statement and the resale of the Common Stock covered by the Registration Statement; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; and (ii) all shares of Common Stock will be sold in compliance with applicable securities laws and in the manner stated in the Registration Statement.

Based on the foregoing, we are of the opinion that:

1.     The Company is a corporation validly existing under the laws of the State of Wisconsin.

2.     The shares of Common Stock covered by the Registration Statement are validly issued, fully paid and nonassessable.

Boston Brussels CENTURY CITY CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

National Research Corporation

July 3, 2019

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part thereof. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner LLP FOLEY & LARDNER LLP